UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) – March 2, 2020

EXTENDED STAY AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36190	46-3140312
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code (980)
 345-1600

ESH HOSPITALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36191	27-3559821
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code (980)
 345-1600

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share, of Extended Stay America, Inc. and Class B Common Stock, par value $0.01 per share, of ESH Hospitality, Inc., which are attached and trade together as a Paired Share.
	STAY	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Officer
On March 2, 2020, James G. Alderman, Jr. informed Extended Stay America, Inc. (the “Company”) that he will be resigning from his positions as Chief Asset Merchant of the Company and ESH Hospitality, Inc. (“ESH REIT”), effective as of March 13, 2020 (the “Resignation Date”). Mr. Alderman’s resignations did not involve any disagreement with the Company or ESH REIT and, following the Resignation Date, Mr. Alderman will be pursuing other opportunities.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTENDED STAY AMERICA, INC.
Date: March 5, 2020	By:	/s/ Christopher N. Dekle
		Name:	Christopher N. Dekle
		Title:	General Counsel

ESH HOSPITALITY, INC.
Date: March 5, 2020	By:	/s/ Christopher N. Dekle
		Name:	Christopher N. Dekle
		Title:	General Counsel